SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 21, 1998

                                VERSATILITY INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                     0-21793                 52-1214354
      (State or other        (Commission File Number)    (IRS Employer Id. No.)
      jurisdiction of
       incorporation)

   11781 Lee Jackson Memorial Highway, Seventh Floor, Fairfax, Virginia 22033
               (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (703) 591-2900
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


Item 5. Other Events.

          On August 21, 1998, Versatility Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Oracle Corporation, a Delaware corporation ("Parent"), and AQX Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (the "Purchaser"), which provides for the merger (the "Merger") of the Purchaser with and into the Company with the Company continuing as the surviving corporation (the "Surviving Corporation"). Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the "Effective Time"), (i) each share of Common Stock, par value $.01 per share, of the Company (the "Common Stock") outstanding immediately prior to the Effective Time (other than shares held by the Company, the Purchaser or Parent (which will be cancelled) and shares for which appraisal rights under Delaware law are perfected) will be converted into a right to receive a cash payment in the amount of $1.50 per share and (ii) each share of Common Stock, par value $0.001 per share, of the Purchaser outstanding prior to the Effective Time will be converted into the right to receive one share of the common stock, par value $0.01 per share, of the Surviving Corporation.

          The closing of the Merger is subject to a number of conditions precedent, including, without limitation, (i) the receipt of all required government approvals, (ii) the approval of the Merger by the stockholders of the Company, (iii) the retention of certain key employees of the Company, (iv) the receipt of final court approval of the settlement of the putative securities class actions filed in the United States District Court for the Southern District of New York and the United States District Court for the Eastern District of Virginia on terms consistent with the Memorandum of Understanding Concerning Settlement Terms dated July 9, 1998 and the expiration of all rights to appeal such settlement, and (v) the absence of any instituted and continuing (or in the case of (c) below, threatened) action, suit or proceeding against the Company, Parent, the Purchaser or any officer, director, employee or other person that the Company is obligated to indemnify, by any governmental entity or third party (a) directly relating to the Merger Agreement, the License Agreement (defined below), or any intellectual property of the Company, (b) who is or was a stockholder of the Company or in a derivative action on behalf of the Company, or (c) which could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          In connection with the Merger Agreement, certain stockholders of the Company owning in excess of 50% of the outstanding shares of Common Stock entered into Support Agreements ("Support Agreements") with the Company and Parent, whereby the stockholders (i) agreed to vote all shares of Common Stock in favor of the Merger and against any action by the Company that would breach the Merger Agreement or impair or delay the consummation of the Merger and (ii) granted to designees of Parent an irrevocable proxy to vote such shares in favor of the Merger and as agreed in the Support Agreements. The Support Agreements terminate upon the earlier of the Effective Time or the termination of the Merger Agreement.

          In connection with the Merger Agreement, the Company entered into a Technology License Agreement (the "License Agreement") with Parent whereby the Company agreed to grant to Parent a irrevocable, non-exclusive license of the Company's computer software and related technology (the "Technology"). Parent will pay the Company a sublicense fee equal to 30% of the net fees Parent receives for sublicenses of the Technology, of which $2,000,000 will be prepaid in three equal monthly installments commencing on September 1, 1998 (the "Prepaid License Fee"). In the event that Parent breaches the terms of the Merger Agreement, fails to pay the sublicense fee when due, or the Merger Agreement is terminated as a result of the Company accepting a superior offer than that presented in the Merger Agreement, the Company may terminate the License Agreement upon repayment of the Prepaid License Fee paid to the Company in excess of $360,000.

          As a condition precedent to the execution of the Merger Agreement, Parent and each of Paul Zoukis, James Dellamore and Marcus Heth (the "Executives") entered into Non-Competition Agreements which have an initial term of two years from the Effective Time and terminate upon the termination of the Merger Agreement. In addition, Parent delivered to each of the Executives a letter indicating its intent to offer employment to such persons at the Effective Time.

          In connection with the Merger Agreement, the Company, Parent and Silicon Valley Bank, a California chartered bank (the "Bank"), entered into a Loan Modification and Extension of Forbearance Agreement (the "Loan Modification Agreement") whereby, pursuant to the terms of the Loan Modification Agreement, the Bank agreed to forebear from exercising remedies available to it as a result of the Company's existing defaults under the loan agreements with the Bank until the earlier of December 31, 1998 and the consummation of the Merger. The Bank's continuing forbearance will terminate upon the termination of the Merger
Agreement. The Bank also agreed to allow the Company and Parent to enter into the License Agreement, to waive the anti-dilution provisions applicable to its warrant to purchase 100,000 shares of Common Stock during the period of forbearance and to terminate its Warrant Agreement upon consummation of the Merger. The Company agreed to deposit into an account at the Bank any refund that the Company may receive from the Internal Revenue Service and/or the Commonwealth of Virginia and agreed to withdraw such funds only pursuant to a cash plan approved by the Bank.

          On August 20, 1998, the Board of Directors of the Company approved the Merger Agreement and the Merger and recommended that it be submitted to the stockholders of the Company for their approval. The Company will file with the Securities and Exchange Commission a proxy statement that will be mailed to the stockholders in connection with a special stockholders meeting called to consider and vote upon the Merger.

          The foregoing descriptions of the Merger Agreement, the form of Support Agreement, the License Agreement, and the Loan Modification Agreement are qualified in their entirety by the text of the Merger Agreement, the form of Support Agreement, the License Agreement, and the Loan Modification Agreement which are attached hereto as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

 Exhibit
 Number   Description

 2.1 Agreement and Plan of Merger dated as of August 21, 1998, by and among Versatility Inc., Oracle Corporation and AQX Acquisition Corporation

 10.1     Form of Support Agreement

 10.2 License Agreement dated as of August 21, 1998, by and between Versatility Inc. and Oracle Corporation

 10.3 Loan Modification and Extension of Forbearance Agreement dated August 20, 1998 by and among Versatility Inc., Oracle Corporation and Silicon Valley Bank

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             VERSATILITY INC.

Dated: August 24, 1998                       By:  /s/ Kenneth T. Nelson
                                                  -----------------------
                                                  Kenneth T. Nelson
                                                  Chief Financial Officer

                                  EXHIBIT INDEX

 Exhibit
 Number   Description

 2.1 Agreement and Plan of Merger dated as of August 21, 1998, by and among Versatility Inc., Oracle Corporation and AQX Acquisition Corporation

 10.1     Form of Support Agreement

 10.2 License Agreement dated as of August 21, 1998, by and between Versatility Inc. and Oracle Corporation

 10.3 Loan Modification and Extension of Forbearance Agreement dated August 20, 1998 by and among Versatility Inc., Oracle Corporation and Silicon Valley Bank